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                                    EXHIBIT 24



                                 POWER OF ATTORNEY


      WHEREAS, the Board of Directors of USG Corporation (the "Corporation") has approved the issuance and sale of shares of the Corporation's Common Stock in a public offering (the "Equity Offering");

      WHEREAS, the Corporation, in connection with the Equity Offering, will file a Registration Statement on Form S-1 (the "Equity Registration Statement") under the Securities Act of 1933 (the "Act") with the Securities and Exchange Commission (the "Commission");

      WHEREAS, the Board of Directors of the Corporation has also approved the issuance and sale of $150 million principal amount of new senior notes due 2001 ("New Senior Notes") for cash and/or in exchange for its 8% Senior Notes due 1996 and 8% Senior Notes due 1997; and

      WHEREAS, the Corporation, in connection with the issuance and sale of New Senior Notes, will file with the Commission under the Act a registration statement (the "Debt Registration Statement") covering the sale (or resales) of New Senior Notes.


      NOW, THEREFORE:

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Fleming, John E. Malone and Raymond
T. Belz and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to:

      (i) sign the Equity Registration Statement and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and

      (ii) sign the Debt Registration Statement and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission;


granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




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      This power of attorney has been signed on January 4, 1994 by the following persons:




                SIGNATURE
                                                     TITLE


/S/ EUGENE B. CONNOLLY
- -----------------------
Eugene B. Connolly

                                          Chairman of the Board, Chief
                                          Executive Officer, and Director

/S/ ANTHONY J. FALVO, JR.
- -------------------------
Anthony J. Falvo, Jr.
                                          Vice Chairman and Director

/S/ ROBERT L. BARNETT
- ----------------------
Robert L. Barnett
                                          Director

/S/ KEITH A. BROWN
- ------------------
Keith A. Brown
                                          Director

/S/ W.H. CLARK
- --------------
W.H. Clark
                                          Director

/S/ JAMES C. COTTING
- --------------------
James C. Cotting
                                          Director

/S/ LAWRENCE M. CRUTCHER
- ------------------------
Lawrence M. Crutcher
                                          Director

/S/ WADE FETZER III
- -------------------
Wade Fetzer III
                                          Director

/S/ DAVID W. FOX
- -----------------
David W. Fox
                                          Director

/S/ PHILIP C. JACKSON, JR.
- --------------------------
Philip C. Jackson, Jr.
                                          Director

/S/ MARVIN E. LESSER
- --------------------
Marvin E. Lesser
                                          Director

/S/ JOHN B. SCHWEMM
- -------------------
John B. Schwemm
                                          Director

/S/ ALAN G. TURNER
- ------------------
Alan G. Turner
                                          Director

/S/ BARRY L. ZUBROW
- -------------------
Barry L. Zubrow
                                          Director